SUB-ITEM 77H

As of December 31, 2012, the following entity did not own 25% or more of the voting securities of MFS New Discovery Value Portfolio:

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|PERSON/ENTITY                                                              |
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|SUN LIFE ASSURANCE COMPANY OF CANADA (US) (PREVIOUSLY REPORTED IN ERROR)[1]|
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[1 ]As of December 31, 2012,  the MFS Moderate Allocation Portfolio owned 47.22%
of the MFS New Discovery Value  Portfolio.   As  of  December 31, 2012, Sun Life
Assurance Company of Canada (US) owned 92.95% of the MFS Moderate Allocation Portfolio.


As of December 31, 2012, the following entity owned 25% or more of the voting securities of MFS New Discovery Value Portfolio:

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|PERSON/ENTITY                    |PERCENTAGE|
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|MFS MODERATE ALLOCATION PORTFOLIO|47.22%    |
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